UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 1, 2008

PNA Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-142896	04-3756642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Northridge Road Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(770) 641-6460

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 1, 2008, PNA Group, Inc. (“PNA”) was made aware that on such date Reliance Steel & Aluminum Co. (“Reliance”) commenced tender offers to purchase for cash any and all of PNA’s outstanding 10.75% Senior Notes due 2016 (the “Fixed Rate Notes”) and any and all of PNA Intermediate Holding Corporation’s outstanding Senior Floating Rate Toggle Notes due 2013 (the “Floating Rate Notes” and, together with the Fixed Rate Notes, the “Notes”). The tender offers are being conducted in connection with Reliance’s agreement to acquire the outstanding capital stock of PNA Group Holding Corporation, PNA’s indirect parent (the “Acquisition”).

According to information provided by Reliance, the terms of the tender offers are as follows:

•

The tender offers will expire at 5:00 p.m., New York City time, on August 1, 2008, unless extended or earlier terminated by Reliance (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”). Holders who wish to receive the Total Consideration (as defined below) for the Notes must validly tender and not validly withdraw their Notes on or prior to 5:00 p.m., New York City time, on July 15, 2008, unless extended or earlier terminated by Reliance (such time and date, as the same may be extended or earlier terminated, the “Consent Date”).

•

The total consideration for each $1,000 principal amount of Fixed Rate Notes validly tendered and not validly withdrawn pursuant to the tender offer therefor is $1,205.75 (the “Total Fixed Rate Consideration”). The Total Fixed Rate Consideration includes a consent payment of $20.00 per $1,000 principal amount of Fixed Rate Notes purchased (the “Fixed Rate Consent Payment”). The Total Fixed Rate Consideration was determined by reference to the sum of (a) 35% of $1,107.50 (being the price, as described in the terms of the Fixed Rate Notes, at which 35% principal amount of the Fixed Rate Notes may be redeemed with the net proceeds of certain qualified equity offerings) and (b) 65% of $1,258.66 (being an estimate of the make-whole redemption price for the Fixed Rate Notes based on U.S. Treasury yields as of 11:00 a.m., New York City time, on July 1, 2008 and a spread of 50 basis points).

•

The total consideration for each $1,000 principal amount of Floating Rate Notes validly tendered and not validly withdrawn pursuant to the tender offer therefor is $1,020.00 (the “Total Floating Rate Consideration” and, together with the Total Fixed Rate Consideration, the “Total Consideration”). The Total Floating Rate Consideration includes a consent payment of $20.00 per $1,000 principal amount of Floating Rate Notes purchased (the “Floating Rate Consent Payment”).

•

Holders must validly tender and not validly withdraw Notes on or prior to the Consent Date in order to be eligible to receive the Total Consideration for such Notes purchased in the tender offers. Holders who validly tender their Fixed Rate Notes after the Consent Date and on or prior to the Expiration Date will be eligible to receive an amount, paid in cash, equal to $1,185.75 per $1,000 principal amount of Fixed Rate Notes, representing the Total Fixed Rate Consideration less the $20.00 Fixed Rate Consent Payment. Holders who validly tender their Floating Rate Notes after the Consent Date and on or prior to the Expiration Date will be eligible to receive an amount, paid in cash, equal to $1,000.00 per $1,000 principal amount of Floating Rate Notes, representing the Total Floating Rate Consideration less the $20.00 Floating Rate Consent Payment. Holders whose Notes are purchased in the tender offers will also be paid accrued and unpaid interest from the last interest payment date to, but not including, the settlement date for Notes purchased pursuant to the tender offers. Tendered Notes may be withdrawn, and the related consents (as described below) may be revoked, at any time prior to the Consent Date, but not thereafter.

•

Holders tendering their Notes will be required to consent to proposed amendments (the “Proposed Amendments”) to the indentures governing the Notes and the Notes, which would eliminate substantially all of the restrictive covenants contained in the indentures and the Notes (other than the covenants related to change of control offers). Holders may not tender their Notes without also delivering consents and may not deliver consents without also tendering their Notes. Adoption of the Proposed Amendments with respect to each series of Notes requires the consent of holders of at least a majority of the aggregate principal amount of such Notes outstanding. The tender offers are not conditioned upon the receipt of consents to adopt the Proposed Amendments and neither tender offer is conditioned upon the completion of the other tender offer.

•

The tender offers and the consent solicitations are made upon the terms and subject to the conditions set forth in Reliance’s Offer to Purchase and Consent Solicitation Statement dated July 1, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent. The tender offers and the consent solicitations are subject to certain conditions, including the closing of the Acquisition, but the tender offers are not conditioned upon any minimum principal amount of the Notes being tendered or upon the receipt of consents necessary to approve the Proposed Amendments.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the Notes that are the subject of the tender offers and consent solicitations. The tender offers may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal and Consent.

PNA may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that PNA expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or PNA’s future performance and are subject to unknown risks, uncertainties and other factors not under PNA’s control which may cause the actual results, performance or achievement of PNA to be materially different from the results, performance or other expectations implied by these forward-looking statements, including without limitation the failure of the Acquisition or the tender offers and consent solicitations to be consummated. For a further discussion of such risks, uncertainties and factors, PNA encourages you to read its documents on file with the SEC. Except as required by law, PNA does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNA GROUP, INC.

Date:	July 3, 2008	By:	/s/ William S. Johnson
		Name:	William S. Johnson
		Title:	Chief Financial Officer